UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PROXY STATEMENT

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934.

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POLYMER SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada, U.S.A. (State or other jurisdiction of incorporation or organization)	88-0360526 (I.R.S. Employer Identification Number)

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POLYMER SOLUTIONS, INC.
1569 Dempsey Road
North Vancouver, British Columbia
Canada V7K 1S8

www.polysolutions.com
(Principal executive office)

PROXY STATEMENT

ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS
To Be Held August 16, 2001

SOLICITATION OF PROXIES

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS (THE “BOARD OF DIRECTORS” OR “BOARD”) OF POLYMER SOLUTIONS, INC. (THE “COMPANY”), A NEVADA CORPORATION, FOR USE AT THE ANNUAL AND SPECIAL MEETING (THE “MEETING”) OF THE SHAREHOLDERS OF THE COMPANY TO BE HELD ON AUGUST 16, 2001 AT 10:00 a.m. (local time), AT 888 DUNSMUIR STREET, 2nd FLOOR, VANCOUVER, BRITISH COLUMBIA, CANADA FOR THE PURPOSES SET FORTH IN THE ACCOMPANYING NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS. This Proxy Statement, and the accompanying Notice and Form of Proxy are being mailed on or about July 3, 2001, to shareholders of the Company entitled to vote at the Meeting, as of the record date, being June 29, 2001. It is expected that the solicitation will be primarily by mail. Proxies may also be solicited personally or by mail, telephone, facsimile, or electronically via the internet, by directors (“Directors”), officers (“Officers”) or regular employees of the Company for no additional compensation, however, out-of-pocket expenses will be reimbursed. Brokerage houses and other custodians, nominees and fiduciaries will be requested, in connection with the shares registered in their names, to forward solicitation materials to the beneficial owners of such shares. The Company will reimburse brokerage firms and other persons representing beneficial owners of the common shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. THE COSTS OF THIS SOLICITATION WILL BE BORNE BY THE COMPANY.

APPOINTMENT AND REVOCATION OF PROXIES

The persons named in the accompanying Form of Proxy are executive officers (“Executive Officers” or “Officers”) of the Company planning to be in attendance at the Meeting and nominated by the Board of Directors. A SHAREHOLDER DESIRING TO APPOINT SOME OTHER PERSON (WHO NEED NOT BE A SHAREHOLDER) TO REPRESENT HIM OR HER AT THE MEETING AS PROXYHOLDER MAY DO SO, EITHER BY:

1.	STRIKING OUT THE PRINTED NAMES AND INSERTING THE DESIRED PERSON’S NAME IN THE BLANK SPACE PROVIDED IN THE FORM OF PROXY; OR

2.	BY COMPLETING ANOTHER PROPER FORM OF PROXY.

The completed Form of Proxy must be received at the office of the transfer agent, Pacific Corporate Trust Company (the “Transfer Agent”), located at 625 Howe Street, 10th Floor, Vancouver, British Columbia, V6C 3B8, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time fixed for the Meeting or before the time that the Meeting is to be reconvened following any adjournment thereof. A Form of Proxy received at the offices of the Transfer Agent or the Company after this time, but prior to the Meeting, may be accepted or rejected as late, at the discretion of the Chairman.

A shareholder’s Form of Proxy will be returned if the shareholder is present at the Meeting and should request its return. A shareholder who has given a Form of Proxy may also revoke it by an instrument in writing delivered to the office of the Transfer Agent or to the registered office of the Company, Sierra Plaza 6100 Neil Road, Suite 500, Reno, Nevada, 89501 U.S.A., at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or to the Chairman of the Meeting on the day of the Meeting or any adjournment thereof, or in any other manner provided by law. If the shareholder is a corporation, any such instrument of revocation must be executed under the corporate seal or by a duly authorized officer or attorney of the corporation.

VOTING OF PROXIES

If the Form of Proxy is properly completed and returned to the Transfer Agent, the shares represented by the Form of Proxy will be voted at the Meeting. Where a shareholder indicates a choice with respect to any matter to be acted upon at the Meeting, the shares will be voted in accordance with the specification so made. IF A CHOICE IS NOT SO SPECIFIED, IT IS INTENDED THAT THE PERSON DESIGNATED BY THE BOARD OF DIRECTORS IN THE ACCOMPANYING FORM OF PROXY WILL VOTE THE SHARES REPRESENTED BY THE FORM OF PROXY IN FAVOR OF EACH MATTER IDENTIFIED ON THE FORM OF PROXY AND, THEREFORE, “FOR” THE NOMINEES OF THE COMPANY FOR DIRECTORS AND “FOR” THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT AUDITORS, AND “FOR” AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED CAPITAL OF THE COMPANY.

The Form of Proxy accompanying this Proxy Statement confers discretionary authority upon the named proxyholder with respect to amendments or variations to the matters identified in the accompanying Notice of Annual and Special Meeting and with respect to any other matters which may properly come before the Meeting. As of the date of this Proxy Statement, the Board of Directors of the Company knows of no such amendment or variation or matters to come before the meeting other than those referred to in the accompanying Notice of Annual and Special Meeting.

VOTING SHARES

On May 18, 2001, 9,596,663 common shares (“Common Shares”), $0.001 par value of the Company were issued and outstanding, each such share carrying the right to one vote at the Meeting. The Record Date as of which members are entitled to receive notice of and to vote at the Meeting is June 29, 2001. The closing price of the Company’s Common Shares on May 18, 2001 on the Canadian Venture Exchange (the “Exchange”) under the symbol “PYM” was Cdn$0.56 and the closing price under the symbol “PYSU” on the OTCBB was US$0.46.

DIRECTORS AND EXECUTIVE OFFICERS

Election of Directors
(Item 1 of Form of Proxy)

The number of Directors may be determined by resolution of the Board of Directors at any meeting; presently, the Board has set the number of Directors at seven (7).

Unless otherwise directed in the accompanying Form of Proxy, the persons appointed in the Form of Proxy intend to nominate and vote the shares represented by such Form of Proxy “FOR” the election of each of the following nominees for the office of Director of the Company, to serve as a Director for a term of one year, or until his successor is duly elected or appointed, unless his office is earlier vacated in accordance with the By-laws of the Company or he becomes disqualified to act as a Director. All of the nominees are presently Directors and will have their terms of office as Directors expire at the Meeting.

		Present Position	Director of PSI and	Term as Director
Nominee	Age	with Company	Predecessor Since	to Expire

Gordon L. Ellis	54	Director, Chairman	Dec. 1986	2001

E. Laughlin Flanagan	53	Director, President, CEO	Mar. 25, 1998	2001

John J. Sutherland	51	Director	Aug. 1989	2001

Stephen H. Silbernagel	54	Director	Sept. 1990	2001

Darryl F. Jones	47	Director, Secretary/Treasurer	Jan. 1994	2001

William A. Maligie	43	Director, President of AMT U.S.A	Sept. 1995	2001

Gerald A. Habib	55	Director	May 2, 1996	2001

Although the Company does not contemplate that the above named nominees will refuse or be unable to accept or serve as Directors of the Company, the persons appointed in the enclosed accompanying Form of Proxy intend, if a nominee becomes unavailable, to vote the shares represented by the Form of Proxy “FOR” the election of such other person as may be nominated or designated by the Board of Directors, unless they are directed by the Form of Proxy to do otherwise.

No family relationship exists between any Director, Executive Officer, or significant employee.

No director or officer of the Company is, or within the past five years has been, a director or officer of any other registrant that, while that person was acting in the capacity of a director or officer for said issuer, was the subject of a cease trade or similar order or an order that denied the registrant access to any statutory exemptions for a period of more than 30 consecutive days, or was declared bankrupt or made a voluntary assignment in bankruptcy, made a proposal under any legislation relating to bankruptcy or insolvency, or has been subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of that registrant, with the exception of John Sutherland. JCI Technologies, of which Mr. Sutherland was a Director at that time, was subject to a cease trading order in early 1999 for 33 days on the Alberta Stock Exchange as a result of its failure to file financial statements. The cease trade order has since been lifted.

Nominees for Election to the Board of Directors

The following is a brief summary of the business experience, during the past five years, of each Director and nominee for Director of the Company.

Gordon L. Ellis has been Chairman and a Director of the Company or its predecessors since December 1986. Mr. Ellis is also a Director of Alternative Materials Technology, Inc. (“AMT USA”), the Company’s operating subsidiary. Mr. Ellis is President, C.E.O. and a director of International Absorbents Inc. (“IAB”), a publicly held company, listed on the OTC Bulletin Board, which manufactures and sells absorbent products for the industrial and animal care markets. Mr Ellis is also Chairman of the Board and a Director of Excape.Net, Inc. (“Excape.Net”) a private holding company which provides, through subsidiary operations, e-commerce and transaction processing services empowering organizations in North American markets with electronic-commerce enabling technologies that leverage the Internet and eXcape’s private network. Mr. Ellis is a Director and President of W4.net, Inc. a private company, established to provide Internet access by way of the Super Computer at the University of San Diego, via satellite, to ISP’s and Universities throughout Mexico and Argentina.

E. Laughlin Flanagan is President, CEO and a Director of the Company since February, 1998. Mr. Flanagan is also a Director and Secretary/Treasurer of AMT USA. Immediately prior to joining the Company, Mr. Flanagan was COO, CFO and Principal of LTAC, Inc., a holding company established for the acquisition of other companies. Prior to that, he was Vice President of Operations and CFO of Active Noise and Vibration Technologies, Inc. Mr. Flanagan is also Chief Administrative Officer and CFO of W4 Corp. a private company providing satellite services to ISP’s and universities.

John J. Sutherland has been a director of the Company or its predecessors since August 1989. Mr. Sutherland is a Certified General Accountant since 1976. He was President and CEO of ASC Avcan Systems Corporation (“ASC”) until January 15, 2001. Subsequent to Mr. Sutherland leaving ASC, the majority, controlling shareholder placed ASC in bankruptcy on January 31, 2001 which was unrelated to Mr. Sutherland’s voluntary resignation. Prior to joining ASC in March 1997, Mr. Sutherland was Vice-President Finance of Arequipa Resources Ltd. and Zen International Resources Ltd. from April 1996 to February 1997, prior to that, a financial consultant to public and private companies in Vancouver, British Columbia. Mr. Sutherland is a Director of IAB, a Director of JCI Tech.com Inc., a publicly-held company currently seeking listing on the NASDAQ OTC:BB and formerly listed on the Canadian Venture Exchange and a Director of Battery Power Online U.S.A. Inc., a publicly-held company currently seeking listing on the NASDAQ OTC:BB.

Stephen H. Silbernagel has been a director of the Company or its predecessors since September 1990. Mr. Silbernagel is a lawyer, practicing in Vancouver, British Columbia and is a partner in the firm Silbernagel & Company. Mr. Silbernagel is a director of IAB.

Darryl F. Jones is the Secretary/Treasurer of the Company and has been a director of the Company or its predecessors since January 1994. Mr. Jones is a Chartered Accountant and the Vice-President of Finance, Chief Financial Officer and Chief Operating Officer and the Secretary/Treasurer of various Corporate entities within the eXcape Group of Companies. From September 1997 to July 1999, he held these same positions with Orion Technologies (Canada) Inc. Between January 1993 and October 1996, Mr. Jones was the President, CEO and a Director of IAB.

William A. Maligie has been a Director of the Company or its predecessors since September 1995 and has been a Director and the President of AMT USA since its inception in 1989. Mr. Maligie is responsible for all aspects of the Company’s manufacturing operations, including product and market development and sales.

Gerald Habib has been a Director of the Company since May 1996. Mr. Habib served as a Director of Besicorp Group until its merger in 1999 and was a Director of Besicorp Ltd. until it’s going private transaction in May, 2000. Until May 1999 Mr. Habib served as a Vice President of a specialty polymer company. In 1993 Mr. Habib formed The Berkshire Group, a screening and assessment company for mergers and acquisitions. In the past, Mr. Habib directed worldwide planning and business development for NL, Chemicals and was Vice-President of Elitine Corp. and was Business and Planning Manager for Olin Chemicals.

Board Matters and Committees

During the 2001 fiscal year, the Board of Directors of the Company held six regular meetings. Each of the members of the Board of Directors of the Company participated in at least 75% of the aggregate number of meetings of the Board of Directors and all committees of the Board on which the Director served during the 2001 fiscal year.

The Company’s Board of Directors has three committees, an audit committee (“Audit Committee”) comprised of Messrs. Jones, as Chairman, Flanagan, and Sutherland; a compensation committee (“Compensation Committee”) comprised of Mr. Silbernagel, as Chairman, Mr. Sutherland and Mr. Jones and an executive committee (“Executive Committee”) comprised of Mr. Flanagan, as Chairman, Mr. Ellis and Mr. Habib for the fiscal year ended March 31, 2001.

The Audit Committee operates pursuant to a charter approved and adopted by the Board on May 29, 2001. A copy of this charter is appended to this Proxy Statement. Mr. Jones and Mr. Sutherland are designated as the Company’s two independent directors, as defined by the Section 121(A) of the AMEX’s listing standards for Small Business Issuers. In accordance with the charter, all of the members of the Audit Committee are financially literate and at least one member of the Audit Committee has accounting or related financial management expertise. The duties of the Committee include monitoring the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance; monitoring the independence and performance of the Company’s independent auditors and internal auditing department, and provide an avenue of communication among the independent auditors, management, the internal audit department, and the Board of Directors. The Audit Committee held one meeting during the 2001 fiscal year.

The Compensation Committee held two meetings during the 2001 fiscal year. Its primary duties involve the granting and amending of incentive stock options, warrants and bonuses to employees and Executive Officers of the Company; review and implement Executive Officers employment contracts and the hiring and dismissal thereof and any other such compensation which may come before the Committee in which recommendations are submitted to the Board of Directors.

The Executive Committee was formed to negotiate and sign letters of intent for any strategic relationship, including acquisitions, divestitures, joint ventures or other such strategic relationships. A meeting of the Executive Committee was not required during the 2001 fiscal year.

PRINCIPAL SHAREHOLDERS AND
SHARE OWNERSHIP OF MANAGEMENT

The following table provides information, as of May 18, 2001, with respect to Common Share ownership by (i) the persons known to management beneficially owning Common Shares carrying more than 5% of the voting rights attached to all Common Shares of the Company, (ii) each Director, (iii) the Chief Executive Officer, (iv) each Executive Officer named in the Summary Compensation Table, and (v) all Directors and Executive Officers as a group. Except as otherwise indicated in the footnotes below, all of the shares listed for a person named in the table are directly held, with sole voting and dispositive power.

Title of Class	Name and Address of Beneficial Owner	Amount Owned	Percent of Class

Common	Gordon L. Ellis(1)(2)(3) North Vancouver, British Columbia, Canada	1,474,209	14.7%

Common	E. Laughlin Flanagan(4)(5) Chico, California, USA	674,773	6.7%

Common	William A. Maligie(6)(7)(8) Chico, California, USA	372,021	3.8%

Common	Stephen H. Silbernagel(9)(10) Vancouver, British Columbia, Canada	147,689	1.5%

Common	Darryl F. Jones(11) Surrey, British Columbia, Canada	57,805	0.6%

Common	Gerald A. Habib(12) Shokan, New York, USA	47,670	0.5%

Common	John J. Sutherland(13) West Vancouver, British Columbia, Canada	50,000	0.5%

Common	Directors and Executive Officers as a Group (8 Persons)(14)	2,852,036	26%

(1)	Includes 817,077 common shares of which 38,888 common shares are subject to earn-out provisions (see “Escrow Shares” below), held by ABE Industries (1980) Inc. Mr. Ellis controls voting and dispositive powers.

(2)	Includes 133,000 commons shares of which 11,666 common shares are subject to earn-out provisions (see “Escrow Shares” below) held by Gordann Consultants Ltd. Gordon L. Ellis owns 51% interest and Mr. Ellis’ spouse owns 49% interest in Gordann Consultants Ltd., Mr. Ellis controls voting and dispositive powers.

(3)	Includes 371,048 common shares underlying incentive stock options granted to Mr. Ellis.

(4)	Includes 250,000 common shares underlying share purchase warrants granted to Mr. Flanagan.

(5)	Includes 282,815 common shares underlying incentive stock options granted to Mr.Flanagan.

(6)	Includes 150,000 common shares underlying incentive stock options granted to Mr. Maligie.

(7)	Includes 100,000 common shares underlying share purchase warrants granted to Mr. Maligie.

(8)	Includes 19,444 common shares subject to earn-out provisions (see “Escrow Shares” below).

(9)	Includes 87,367 common shares held by L.E. Management Ltd. Mr. Silbernagel owns 33% interest in L.E. Management Ltd. and controls 100% of share voting and dispositive powers.

(10)	Includes 50,000 common shares underlying incentive stock options granted to Mr. Silbernagel.

(11)	Includes 50,000 common shares underlying incentive stock options granted to Mr. Jones.

(12)	Includes 47,670 common shares underlying incentive stock options granted to Mr. Habib.

(13)	Includes 50,000 common shares underlying incentive stock options granted to Mr. Sutherland.

(14)	Includes 14,869 common shares underlying incentive stock options granted to Mr. Pollock.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, requires the Company’s Officers and Directors, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Officers, Directors and greater than 10% beneficial owners also are required by the rules promulgated by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

The Officers, Directors and greater than 10% beneficial owners became subject to Section 16 on February 26, 1997 at which time the Company was no longer deemed a “foreign private issuer” as such term is defined in Rule 3b-4 of the Securities Exchange Act of 1934. The Company has received copies of the filings from its Officers and Directors and has determined that such Officers and Directors filed all reports required of them on a timely basis.

Executive Officers of the Company

For the purpose of this Proxy Statement, “Executive Officer” of the Company shall mean the Chief Executive Officer and President and any Vice-President of the Company, where that person performs the functions of such officer on a full-time basis; the President, and any Vice-President in charge of a principal business unit such as sales, finance or production, and any officer of a subsidiary of the Company who performs a policy-making function in respect of the Company, whether or not such officer is also a Director of the Company or the subsidiary.

The Executive Officers (collectively, the “Named Executive Officers”) of the Company (including positions held with the operating subsidiary, Alternative Materials Technology, Inc.), their ages, principal occupations and business experience for the past five years, and tenures as Executive Officers are shown in the following table. Executive officers are appointed by, and serve at the pleasure of, the Board of Directors. See “Elections of Directors” for a description of the business experience of Mr. Flanagan and Mr. Maligie.

			Office held with Company (or Predecessors)
Name	Age	Office Held Since	and Operating Subsidiary

E. Laughlin Flanagan	53	1998	President, C.E.O. and Director Secretary/Treasurer and Director of AMT USA

William A. Maligie	43	1989 1995	President, C.E.O. and Director of AMT USA Director

Craig Pollock has been Vice President of Marketing and Sales of the Company’s subsidiary AMT USA since January 1999. Previously, Mr. Pollock was a consultant to AMT USA. Prior to becoming a consultant in October 1998, Mr. Pollock was VP Sales and Marketing for GMG Distribution Co. for three years and for six years prior to this, he was the Vice President of Duckback Products Inc. a subsidiary of a publicly-held company Katy Industries.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

      The following table sets forth information concerning the total direct or indirect (management service agreements) compensation during the last three fiscal years of the Company’s Executive Officers whose compensation exceeded (US) $100,000. Information is given for each of the last three fiscal years for each Executive Officer who served at any time during such year as an Executive Officer of the Company, its predecessors or its subsidiaries.

U.S. Dollars

						Long Term
		Annual Compensation(1)				Compensation

						Options/		All Other
Name and Principal					Other	Warrants		Compensation
Position	Fiscal Year	Salary ($)		Bonus ($)	Compensation ($)	Granted (#)		($)

E. Laughlin Flanagan President & C.E.O	2001 2000 1999	$ $ $	150,000 167,548 124,758	$50,000 — $25,572	— — —	146,514 136,301 250,000	(2)	— — —

William A. Maligie President & C.E.O. AMT USA	2001 2000 1999	$ $ $	134,941 129,240 124,650	$10,000 — —	— — —	150,000 — 100,000	(3)	— — —

(1)	Paid or payable by the Company or its subsidiaries.

(2)	Includes warrants granted to Mr. Flanagan December 15, 1998.

(3)	Includes warrants granted to Mr. Maligie December 15, 1998.

Option Grants in the Last Fiscal Year

The Company has never granted stock appreciation rights (“SAR’s”) and it is currently intended that none be granted in the future. The following table sets forth information regarding all grants of options to the individuals named in the Summary Compensation Table during the fiscal year ended March 31, 2001, and the potential realizable value of such options using a 5% and 10% assumed annual rate of appreciation in the price of the Company’s Common Shares. The particular assumed annual rates of stock appreciation used in this table are specified under the rules and regulations of the Securities and Exchange Commission and are not necessarily indicative of future stock price performance or the Company’s projections thereof. Over a three-year option term, the corresponding increase in the Company’s market capitalization over the same period (measured from the end of the last fiscal year) would be (a) $665,577 with an assumed 5% annual rate of stock appreciation, and (b) $1,397,658 with an assumed 10% annual rate of stock appreciation.

					Potential realizable
					value in U.S. $ at
					assumed annual rates
		Percentage of			of appreciation for
		total options			option term
		granted to
	Options granted	employees in	Exercise price	Expiration
Name	(# of shares)	fiscal year	US$	Date	5%	10%

E. Laughlin Flanagan	146,514	19%	$0.77	January 14, 2005	$17,782	$37,342

William Maligie	150,000	19%	$0.67	June 19, 2003	$15,841	$33,266

Option Exercises and Fiscal Year-End Value

The following table sets forth information concerning the exercise of options during the fiscal year and the value at March 31, 2001 of unexercised “in-the-money” options held by each of the Executive Officers named in the Summary Compensation Table. All options are exercisable, in whole or in part, at any time until date of expiration.

			At March 31, 2001

	# of Shares	Aggregate Value	# of Exercisable /	Value of
	acquired on	Realized	Unexercisable	Exercisable In-the
Name	exercise	($) (1)	options /warrants	Money Options $ (2)

E. Laughlin Flanagan	—	—	532,815 (3)	Nil

William Maligie	—	—	250,000 (4)	Nil

(1)	Based on the difference between the option exercise price and the closing market price of the Company’s shares.

(2)	In-the-Money Options are those where the market value of the underlying securities as at the most recent fiscal year end exceeds the option exercise price. The closing market price on the Exchange of the Company’s shares as at fiscal year ended March 31, 2001 was US$0.44

(3)	Included 250,000 warrants issued December 15,1998.

(4)	Includes 100,000 warrants issued December 15, 1998.

Employment Agreements

In March 1997 the Company and AMT USA entered into a written employment agreement with William A. Maligie in respect to his position as President of AMT USA and confirming the basic terms of his employment and responsibilities which have been established orally from time to time since AMT USA’s formation in 1989. Mr. Maligie currently receives a base salary of US$11,608 per month, which will increase each January 1st by an amount equal to the greater of the consumer Price Index or by 3% per year for the term of the contract. The written employment agreement has a six-year term ending March 1, 2003 and contains compensation (remaining salary until expiry of term) and non-compete covenants in the case of the Company’s termination of Mr. Maligie’s employment without cause.

The Company and Mr. E. Laughlin Flanagan entered into an employment agreement in February 1998, as amended June 14, 1999. As in the original employment agreement, Mr. Flanagan, acting as President and Chief Executive Officer of the Company has a basic monthly salary of $12,500 per month. The amendment incorporates a yearly performance bonus based upon the attainment of mutually agreed benchmarks established annually. The term of the employment agreement is for a period of three years ending February 6, 2001 and automatically renews annually until terminated by either party.

Compensation of Directors

During 1988, the Company entered into a management services arrangement with Gordann Consultants Ltd., (50.1% of the shares of which are owned by Gordon L. Ellis) for the services of Gordon L. Ellis serving as Chairman of the Board. The Company pays Cdn$5,000 per month to Gordann Consultants Ltd. for management services.

In January, 1999 it was established that outside directors receive $200 cash per meeting, plus 20,000 options per year, to a maximum of 60,000 stock options, as remuneration for attendance at regular meetings or other deliberations. Remuneration in attending a Committee meeting is $200 for each committee member being present at an Audit, Executive or Compensation meeting.

Board Compensation Committee Interlocks and Insider Participation

The Company’s Compensation Committee establishes the policies governing the compensation of the Company’s Executive Officers. Messrs Silbernagel, Sutherland, Jones and Habib, the Company’s outside directors, were not at any time during fiscal 2001, nor during any preceding fiscal year, an Executive Officer or employee of the Company or its predecessors.

Messrs. Flanagan and Maligie serve as Executive Officers of the Company and are compensated pursuant to written management service agreements. During the fiscal year amendments to the compensation terms provided in those agreements are disclosed above (Please see “Employment Agreements”).

It is the policy of the Board to exclude any interested Director from voting on any matter, which may involve an actual or potential conflict of interest, including the granting or amending of stock options.

INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS

Other than routine indebtedness, none of the Directors, Executive Officers and proposed nominees for election as Directors of the Company, and associates or affiliates of such Directors, Executive Officers or proposed nominees are or have been indebted to the Company since the beginning of the last completed financial year of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since the commencement of the Company’s last completed fiscal year, no insider of the Company, proposed nominee for election as a Director of the Company, nor any associate or affiliate of such insider or proposed nominee, has been materially interested in any transaction of the Company, nor is any such person interested in any proposed transaction which has materially affected or would materially affect the Company (or any of its subsidiaries) except for the matters referred to below. With regard to any matter involving an actual or potential conflict of interest with any member of the Company’s Board of Directors, it has been the policy of the Board to exclude the interested Director from voting on such a matter.

Since February 1, 1995, the Company and certain of its subsidiaries have rented their executive office space and office equipment in North Vancouver, British Columbia from ABE, a company controlled by Gordon L. Ellis, for a total monthly fee of Cdn$1,000 per month. Management believes this rental fee is less than rents charged by third parties for similar accommodations.

During the year ended March 31, 2001, ABE was paid $97,362 for office rent and related services, and reimbursement of advances, investor relations and secretarial services.

The Company has entered into a management services arrangement with Gordann Consultants for the services of Gordon L. Ellis (Chairman of the Board of Directors) and employment agreements with William A. Maligie and E. Laughlin Flanagan. Please see “Compensation of Directors” and “Employment Agreements” for a description of the remuneration paid or payable under these agreements.

Messrs. Silbernagel, Jones and Sutherland are responsible for administering the Economic Value Added Incentive Compensation Plan (“EVA Plan”) and are non-employee directors of the Company (“Outside Directors”). Each Outside Director of the Company is granted 20,000 stock options annually in lieu of any discretionary grants in establishing the granting of stock options to the outside Directors. Messrs. Silbernagel, Jones, Sutherland and Habib are considered Outside Directors as of the date of this Proxy Statement. Please see “Compensation of Directors”.

THE AUDIT COMMITTEE REPORT

The Audit Committee, on behalf of the Board, oversees the Company’s financial reporting process. The Chair of the Committee, on behalf of the Committee, reviewed the Company’s quarterly report for December 31, 2000. The Audit Committee reviewed and held one meeting during the Company’s 2001 fiscal year.

The Audit Committee has reviewed the audited financial statements and footnotes of the Company for the fiscal year ended March 31, 2001 with Management. The Audit Committee has also reviewed financial matters with PricewaterhouseCoopers, the Company’s independent auditors. The Audit Committee understands and agrees with all determinations of the auditors. The Audit Committee also has received written disclosures and a letter from PricewaterhouseCoopers regarding its independence from the Company. Based on these reviews, the Audit Committee recommends to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10K-SB for the fiscal year ended March 31, 2001. The Audit Committee also recommended to the Board of Directors the selection of PricewaterhouseCoopers, Certified Public Accountants, to serve as the Company’s outside auditors for the fiscal year ending March 31, 2002.

        Submitted by the Audit Committee
             Darryl Jones
             E. Laughlin Flanagan
             John Sutherland

FINANCIAL STATEMENTS

The Company’s 2001 Annual Report, which contains the consolidated Financial Statements for the fiscal year ended March 31, 2001 and Management’s Discussion and Analysis thereon, is being mailed with this Proxy Statement to shareholders entitled to notice of the Meeting.

AUDITORS

Appointment of Auditors
(Item 2 of Form of Proxy)

The Board of Directors of the Company recommends PricewaterhouseCoopers LLP, (“PricewaterhouseCoopers”) Certified Public Accountants for appointment by the shareholders as the Company’s independent public auditor for the fiscal year ended March 31, 2002. PricewaterhouseCoopers has acted as the Company’s auditor since fiscal 1989 and will have a representative present at the Meeting to make a statement, if they desire to do so, and to respond to any questions from the shareholders.

SPECIAL BUSINESS

INCREASE IN AUTHORIZED CAPITAL STOCK
(Item 3 of the Form of Proxy)

On June 11, 2001, the Board of Directors approved, subject to shareholders approval, an amendment (“Amendment”) to the Company’s Articles of Incorporation to increase the number of shares which the Company is authorized to issue. Presently the Capital Stock consists of twenty-four thousand Dollars ($24,000) designated as Twenty Million (20,000,000) shares of Common Stock, par value $.001 per share and Four Million (4,000,000) shares of Preferred Stock, par value $.001 per share. The Board of Directors proposes to increase the capital stock to One Hundred Four Million (104,000,000) shares, designated as One Hundred Million (100,000,000) Common Stock and Four Million (4,000,000) shares of Preferred Stock.

The proposed Amendment to the Articles of Incorporation will be filed with the Secretary of State of the State of Nevada, upon acceptance by the Shareholders. The Company anticipates that the Amendment will be effective within 21 days from the date of filing.

This change does not effect the relative rights or privileges of the holders of the currently outstanding Common Stock, and the newly authorized shares of Common Stock will have the same rights as the presently authorized shares of Common Stock.

In accordance with the Nevada General Corporation Law, a majority of the outstanding shares of voting capital stock entitled to vote thereon is required in order to amend the Company’s Articles of Incorporation.

The Board of Directors of the Company believes that the Amendment is advisable and in the best interests of the Company and its stockholders. The Company is required to have available, sufficient additional authorized capital stock in order for the Company to obtain sources of additional capital if required in the future. This will allow the Company significant growth opportunities by increasing the capacity of the manufacturing plant or the opportunity to acquire companies that have profitable revenue in complimentary product lines with established distribution channels.

There can be no assurances, nor can the Board of Directors of the Company predict, what effect, if any, the increase in authorized Common Stock or the effect of any future equity or debt financings will have on the market price of the Company’s Common Stock.

Required Vote

The Special Resolution to be presented to the Shareholders regarding an Amendment to increase the number of authorized capital stock is as follows:

      “BE IT RESOLVED, AS A SPECIAL RESOLUTION, that

1.	Article Four (IV) AUTHORIZATION OF CAPITAL STOCK be altered to read as follows:

The amount of the total authorized capital stock of the Corporation be increased from Twenty Four Thousand Dollars ($24,000) presently consisting of Twenty Million (20,000,000) shares of Common Stock, par value $.001 per share and Four Million (4,000,000) shares of Preferred Stock, par value $.001 per share, of which 9,596,663 are presently issued and outstanding; to One Hundred Four Thousand Dollars ($104,000) consisting of One Hundred Million (100,000,000) shares of Common Stock, par value $.001 per share and Four Million (4,000,000) shares of Preferred Stock, par value $.001 per share.

2.	all such acts, deeds and things taken by the Directors of the Company to effect the Amendment described above are hereby ratified, adopted and approved; and

3.	no further resolution or approval by the shareholders shall be required for the implementation of the Amendment.

Due to the importance of expanding and growing the Company in the future, the Board of Directors recommends to the Shareholders that they vote “FOR” the proposal to amend the Authorized Capital of the Company, as indicated above.

PARTICULARS OF OTHER MATTERS TO BE ACTED UPON
(Item 4 of the Form of Proxy)

It is not known that any other matters will come before the meeting other than as set forth above and in the Notice of Annual and Special Meeting, but if such should occur the persons named in the accompanying Form of Proxy intend to vote on them in accordance with their best judgement, exercising discretionary authority with respect to amendments or variations of matters identified in the Notice of Annual and Special Meeting and other matters which may properly come before the meeting or any adjournment thereof.

PROPOSALS OF SHAREHOLDERS

In accordance with the rules of the Securities and Exchange Commission, shareholders of the Company may present proposals to the Company for inclusion in the Company’s Proxy Statement prepared in connection with its next Annual General Meeting of Shareholders. Proposals to be included in the Proxy Statement prepared in connection with the next Annual and Special Meeting scheduled to be held in August of 2002 must be received by the Company no later than March 26, 2002, in order to be considered for inclusion.

ANNUAL REPORT AND FINANCIAL STATEMENTS

The Annual Report for the Fiscal Year ended March 31, 2001 is being mailed to shareholders with this Proxy Statement. The Annual Report is not to be considered as proxy soliciting material. The Company will provide without charge to each person being solicited by this Proxy Statement, a copy of the Company’s Annual Report on Form 10-K (without exhibits) for the fiscal year ended March 31, 2001 upon written request to the Secretary, c/o the Company’s address at 1569 Dempsey Road, North Vancouver, British Columbia, Canada V7K 1S8.

SHAREHOLDER APPROVAL

A majority of 20% of the outstanding shares of Common Stock will constitute a quorum for purposes of the meeting. If a quorum is present, in person or by proxy, the election of directors will be determined by plurality of the votes of the shares represented at the meeting, a majority of the votes cast at the meeting is necessary to ratify the selection of the independent auditors, and the approval of the Amendment to the Articles of Incorporation of the Company will be determined by the affirmative vote of the majority of the issued and outstanding shares as of the date of record.

Shares that reflect abstentions or “broker non-votes” (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting. With respect to the election of Directors, votes may be cast in favor of or withheld from one or each of the nominees; votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes will also have no effect on the outcome of the election of Directors but will in effect be counted against the approval of the Amendment to the Company’s Articles of Incorporation, unless such abstention is by virtue of a “broker non-vote”.

BOARD APPROVAL

      The contents of this Proxy Statement have been approved and its mailing has been authorized by a resolution of the Board of Directors of the Company.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Gordon L. Ellis

Gordon L. Ellis, Chairman

Charter of the Audit Committee
of the Board of Directors
of Polymer Solutions, Inc.

I.      Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

•	Monitor the independence and performance of the Company’s independent auditors and internal auditing department.

•	Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.      Audit Committee Composition and Meetings

Audit Committee members shall meet the requirements of applicable laws and regulations. The Board of Directors shall determine the members of the Audit Committee and appoint members from the Board of Directors to serve on them. The Audit Committee shall consist of a minimum of three members. During the time period that the Company qualifies as a small business issuer in compliance with SEC guidelines for small business filers, a majority of the members shall remain independent. At such time the Company no longer qualifies as a small business filer, the Audit Committee members shall only be comprised of independent, non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

Audit Committee members shall be appointed by a majority of the Board of Directors. The Chairman shall be one of the independent members. If an audit committee Chairman is not designated or present, the members of the Audit Committee may designate a Chairman by majority vote of the Audit Committee membership.

May 29, 2001

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The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chairman shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed. In addition, the Audit Committee, or at least its Chairman, should communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the auditors limited review procedures.

III.      Audit Committee Responsibilities and Duties

Review Procedures

1.	Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2.	Review the Company’s annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

3.	In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management’s responses.

4.	Review with financial management and the independent auditors the Company’s quarterly financial results prior to the release of earnings and/or the Company’s quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9) . The Chairman of the Audit Committee may represent the entire Audit Committee for purposes of this review.

Independent Auditors

1.	The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

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2.	Approve the fees and other significant compensation to be paid to the independent auditors.

3.	On an annual basis, the Audit Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence.

4.	Review the independent auditors audit plan — discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

5.	Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

6.	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

Legal Compliance

On at least an annual basis, review with the Company’s counsel, any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

1.	Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement.

2.	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

3.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

4.	Periodically review this Charter and recommend revisions hereto to the Corporation’s Board of Directors.

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POLYMER SOLUTIONS, INC.
1569 Dempsey Road
North Vancouver, British Columbia
Canada V7K 1S8 Tel: (604) 683-3473
www.polysolutions.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held August 16, 2001

NOTICE IS HEREBY GIVEN that the Annual and Special Meeting (the “Meeting”) of the shareholders of Polymer Solutions, Inc. (the “Company”), a Nevada corporation, will be held at 888 Dunsmuir Street, 2nd Floor, Vancouver, British Columbia, Canada on Thursday, August 16, 2001 at 10:00 a.m. (Pacific time) for the following purposes:

1.	To elect the following persons as Directors of the Company for a term of 1 year:

Gordon L. Ellis Stephen H. Silbernagel William A. Maligie John J. Sutherland	E. Laughlin Flanagan Darryl F. Jones Gerald A. Habib

2.	To appoint PricewaterhouseCoopers LLP, Certified Public Accountants as the Company’s independent public auditor for the fiscal year ending March 31, 2002.

3.	To approve an amendment to the Company’s Articles of Incorporation to increase the number of shares that the Company is authorized to issue from 24,000,000 to 104,000,000 of capital stock.

4.	To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on June 29, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or any adjournment(s) thereof.

Whether or not you expect to attend the Meeting in person, shareholders are urged to complete, sign, date and return the enclosed Form of Proxy in the enclosed envelope. A proxy will not be valid unless it is received at the office of the Transfer Agent, Pacific Corporate Trust Company, 625 Howe Street, 10th Floor, Vancouver, British Columbia, V6C 3B6, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time fixed for the Meeting. A Form of Proxy received at the offices of the Transfer Agent or Company after this time, but prior to the Meeting, may be accepted or rejected as late, at the discretion of the Chairman. Your Form of Proxy will be returned to you if you are present at the Meeting and should request its return.

Dated at Vancouver, British Columbia,	BY ORDER OF THE BOARD OF DIRECTORS this 14th day of June, 2001.

/s/ Gordon L. Ellis

Gordon L. Ellis, Chairman